SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): March 1, 1999


                                TREND-LINES, INC.
                     ......................................
             (Exact name of registrant as specified in its charter)


            Massachusetts             0-24390                04-2722797
(State or other jurisdiction   (Commission file number)   (I.R.S. Employer
of incorporation or                                       Identification Number)
 organization)



            135 American Legion Highway, Revere. Massachusetts 02151
                (Address of principal executive office) (Zip Code)



      (Registrant's telephone number, including area code): (617) 853-0900

Item 5 - Other Events

         On February 12, 1999, Trend-Lines, Inc. (the "Registrant") issued a press release announcing that it had entered into a tentative agreement to consolidate its outstanding credit obligations. On February 23, 1999, the Registrant entered into an Amended and Restated Loan and Security Agreement (the "Loan Agreement") with its principal lender, BankAmerica Business Credit, Inc. (the "Agent"), as agent for the financial institutions named in the Loan
Agreement. The operative terms of the Loan Agreement obligate the Agent to maintain a Revolving Credit Facility for the Registrant with a maximum aggregate limit of $100,000,000. The interest rate will remain the same as the Registrant's prior agreements with the Agent, LIBOR +2.25%.

         An integral component of the Revolving Credit Facility provides the Registrant with a Letter of Credit sub-line for the issuance and maintenance of merchandise and standby letters of credit. The operative terms of the Letter of Credit sub-line permit merchandise letters of credit to remain outstanding for 180 days and standby letters of credit for up to one year with a combined a maximum aggregate limit of $2,000,000.




Exhibits

         Exhibit 10.01 - Amended and Restated Loan and Security Agreement, dated February 23, 1999, among Trend-Lines, Inc. and BankAmerica Business Credit, Inc., as agent for the financial institutions named therein.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TREND-LINES, INC.
                                          Registrant



Date:  March 1, 1999                      By: /s/ Karl P. Sniady
                                              --------------------------
                                              Name: Karl P. Sniady
                                              Title:Executive Vice President,
                                                    Finance and Administration